Exhibit 99

XPLR Infrastructure, LP
Media.relations@XPLRInfrastructure.com
May 8, 2025

FOR IMMEDIATE RELEASE

XPLR Infrastructure, LP reports first-quarter 2025 financial results
•Delivered solid first-quarter performance
•Executed on financing plan through issuance of $1,750 million in senior unsecured notes
•Completed buyout in April of XPLR Renewables II convertible equity portfolio financing
•Remains on track for its previously announced repowering program
•Reaffirms expectations for 2025 and 2026

JUNO BEACH, Fla. - XPLR Infrastructure, LP (NYSE: XIFR) today reported first-quarter 2025 net loss attributable to XPLR Infrastructure of $98 million. While operating revenues increased and cash operating expenses decreased quarter-over-quarter, XPLR Infrastructure’s first-quarter 2025 GAAP earnings were impacted by a non-cash goodwill impairment charge. XPLR Infrastructure also reported first-quarter 2025 adjusted EBITDA of $471 million, up roughly 2% from the comparable prior-year period, primarily due to higher net generation partially offset by the absence of interest income on the proceeds from the sale of the Texas pipelines portfolio. XPLR Infrastructure’s free cash flow before growth (FCFBG) for the first quarter of 2025 was $194 million, roughly flat from the comparable prior-year period, including the offsetting impact of timing on debt service payments.

"Since announcing our repositioning in January, we have made progress on our key initiatives," said Alan Liu, chief executive officer. "We remain focused on strengthening our balance sheet and investing in our existing high-quality assets. With the buyout of the third-party ownership interests in our approximately 1.1-gigawatt XPLR Renewables II portfolio and our repowering investments, we are delivering on our plan to allocate capital for the benefit of unitholders. We continue to believe that the plan we laid out earlier this year will help XPLR Infrastructure enhance financial flexibility and the long-term value of our portfolio."

Expectations
XPLR Infrastructure's expectations remain unchanged. For 2025, XPLR Infrastructure continues to expect adjusted EBITDA of $1.85 billion to $2.05 billion. For calendar year 2026, XPLR Infrastructure continues to expect the portfolio to deliver adjusted EBITDA of $1.75 billion to $1.95 billion. The decline in adjusted EBITDA expectations between 2025 and 2026 is primarily due to the exclusion of contributions from the Meade pipeline investment, which is being evaluated for potential sale. XPLR Infrastructure intends to use the proceeds from its expected Meade pipeline investment sale to repay the associated project-level debt and Meade convertible equity portfolio financing, with any excess proceeds to be used for other general business purposes.

Given that 2025 is a transition year which will have partial impacts of approximately $930 million for convertible equity portfolio financing buyouts, the potential Meade pipeline investment sale and other financings, XPLR Infrastructure is not providing expectations for FCFBG in 2025. XPLR Infrastructure continues to expect FCFBG to be in the range of $600 million to $700 million in 2026.

XPLR Infrastructure, LP
XPLR Infrastructure, LP (NYSE: XIFR) is a limited partnership that has an ownership interest in a clean energy infrastructure portfolio with long-term, stable cash flows. XPLR Infrastructure is focused on delivering long-term value to its common unitholders through disciplined capital allocation of the cash flows generated by its assets and is positioning itself to benefit from the expected growth in the U.S. power sector. Headquartered in Juno Beach, Florida, XPLR Infrastructure’s portfolio of contracted clean energy assets is diversified across generation technologies, including wind, solar and battery storage projects in the U.S., and an investment in natural gas pipeline assets in Pennsylvania. For more information, please visit: www.XPLRInfrastructure.com.

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XPLR Infrastructure's management uses adjusted EBITDA and FCFBG, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. XPLR Infrastructure also uses these measures when communicating its financial results and earnings outlook to analysts and investors. XPLR Infrastructure's management believes that adjusted EBITDA and FCFBG provide a more meaningful representation of XPLR Infrastructure's cash available for capital allocation. The attachments to this news release include a reconciliation of historical adjusted EBITDA and FCFBG to net income (loss), which is the most directly comparable GAAP measure.

XPLR Infrastructure does not provide a quantitative reconciliation of forward-looking adjusted EBITDA to GAAP net income, the most directly comparable GAAP financial measure, because certain information needed to reconcile this measure is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying this measure. These items include, but are not limited to, unrealized gains and losses related to derivative transactions, which could significantly impact GAAP net income. Adjusted EBITDA and FCFBG expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S.; public policy support for wind, solar and storage development and construction; market demand and transmission expansion to support wind and solar development; access to capital at reasonable cost and terms; no changes to governmental policies or incentives; completion of certain repowerings; and the sale of the Meade pipeline investment. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and FCFBG do not represent substitutes for net income, as prepared in accordance with GAAP.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of XPLR Infrastructure, LP (together with its subsidiaries, XPLR) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of XPLR’s control. Forward-looking statements in this news release include, among others, statements concerning adjusted EBITDA, free cash flow before growth (FCFBG), as well as statements concerning XPLR's future operating performance, planned sale of the Meade pipeline investment, financing needs, buyouts of convertible equity portfolio financings, and planned repowering of wind facilities. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of XPLR and its business and financial condition are subject to risks and uncertainties that could cause XPLR’s actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties could require XPLR to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: XPLR's business and results of operations are affected by the performance of its renewable energy projects which could be impacted by wind and solar conditions and in certain circumstances by market prices for power; operation and maintenance of renewable energy projects, battery storage projects and other facilities and XPLR's pipeline investment involve significant risks that could result in unplanned power outages, reduced output or capacity, property damage, environmental pollution, personal injury or loss of life; XPLR's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions and related impacts, including, but not limited to, the impact of severe weather; XPLR depends on certain of the renewable energy projects and the investment in pipeline assets in its portfolio for a substantial portion of its anticipated cash flows; developing and investing in power and related infrastructure, including repowering of XPLR's existing renewable energy projects, requires up-front capital and other expenditures and could expose XPLR to project development risks, as well as financing expense; threats of terrorism and catastrophic events that could result from geopolitical factors, terrorism, cyberattacks, or individuals and/or groups attempting to disrupt XPLR’s business, or the businesses of third parties, may materially adversely affect XPLR’s business, financial condition, results of operations, liquidity and ability to execute its business plan; the ability of XPLR to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events at XPLR or NextEra Energy, Inc. (NEE), as well as the financial condition of insurers. XPLR's insurance coverage does not provide protection against all significant losses; XPLR relies on interconnection and transmission and other pipeline facilities of third parties to deliver energy from certain of its projects and to transport natural gas to and from its pipeline investment. If these facilities become unavailable, XPLR's projects and pipeline investment may not be able to operate or deliver energy or may become partially or fully unavailable to transport natural gas; XPLR's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations and other standards, compliance with which may require significant capital expenditures, increase XPLR’s cost of operations and affect or limit its business plans; XPLR's business, financial condition, results of operations, liquidity and ability to execute its business plan could be materially adversely affected by new or revised laws, regulations or executive orders, as well as by regulatory action or inaction; XPLR does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or land rights holders that have rights that are superior to XPLR's rights or the United States of America (U.S.) Bureau of Land Management suspends its federal rights-of-way grants; XPLR is subject to risks associated with litigation or administrative proceedings, as well as negative publicity; XPLR is subject to risks associated with its ownership interests in projects that undergo development or construction, including for repowering, and other capital improvements to its clean energy or other projects, which could result in its inability to complete development and construction at those projects on time or at all, and make those projects too expensive to complete or cause the return on an investment to be less than expected; XPLR relies on a limited number of customers and vendors and is exposed to credit and performance risk in that they may be unwilling or unable to fulfill their contractual obligations to XPLR or that they otherwise terminate their agreements with XPLR; XPLR may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPAs), lease agreement or other customer contracts at favorable rates or on a long-term basis and XPLR may not have the ability to amend existing PPAs for renewable energy repowering projects; if the energy production by or availability of XPLR's clean energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under their PPAs; XPLR's ability to develop and/or acquire assets involves risks; reductions in demand for natural gas in the U.S. and low market prices of natural gas could materially adversely affect XPLR's pipeline investment's operations and cash flows; government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact XPLR and its ability to repower, acquire, develop or invest in clean energy and related projects; XPLR's ability to develop projects, including repowering renewable energy projects, faces risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; acquisitions of existing clean energy projects involve numerous risks; XPLR may develop or acquire assets that use other renewable energy technologies and may develop or acquire other types of assets. Any such development or acquisition may present unforeseen challenges and result in a competitive disadvantage relative to XPLR's more-established competitors; certain agreements which XPLR or its subsidiaries are parties to have provisions which may limit or preclude XPLR from engaging in specified change of control and similar transactions; XPLR faces substantial competition primarily from regulated utility holding companies, developers, independent power producers, pension funds and private equity funds for opportunities in the U.S.; regulatory decisions that are important to XPLR may be materially adversely affected by political, regulatory, operational and economic factors; the natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect XPLR's pipeline investment; XPLR may not be able to access sources of capital on commercially reasonable terms; restrictions in XPLR and its subsidiaries' financing agreements could adversely affect XPLR's business, financial condition, results of operations, liquidity and ability to execute its business plan; XPLR may be unable to maintain its current credit ratings; XPLR’s liquidity may be impaired if its credit providers are unable to fund their credit commitments to XPLR or to maintain their current credit ratings; as a result of restrictions on XPLR's subsidiaries’ cash distributions to XPLR and XPLR Infrastructure Operating Partners, LP (XPLR OpCo) under the terms of their indebtedness or other financing agreements, cash distributions received by XPLR and XPLR OpCo from their subsidiaries could be reduced or not received at all; XPLR's and its subsidiaries’ substantial amount of indebtedness, which may increase, may adversely affect XPLR's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness or refinance, extend or repay the indebtedness could have a material adverse effect on XPLR's financial condition; XPLR is exposed to risks inherent in its use of interest rate swaps; widespread public health crises and epidemics or pandemics may have material adverse impacts on XPLR’s business, financial condition, results of operations, liquidity and ability to execute its business plan; NEE has influence over XPLR; under the Cash Sweep and Credit Support Agreement, XPLR receives credit support from NEE and its affiliates. XPLR's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and XPLR will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) and certain of its affiliates are permitted to borrow funds received by XPLR OpCo or its subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by XPLR OpCo. XPLR's financial condition and ability to execute its business plan is highly dependent on NEER’s performance of its obligations to return all or a portion of these funds; NEER's right of first refusal may adversely affect XPLR's ability to consummate future sales or to obtain favorable sale terms; XPLR Infrastructure Partners GP, Inc. (XPLR GP) and its affiliates may have conflicts of interest with XPLR and have limited duties to XPLR and its unitholders; XPLR GP and its affiliates and the directors and officers of XPLR are not restricted in their ability to compete with XPLR, whose business is subject to certain restrictions; XPLR may only terminate the Management Services Agreement among XPLR, NextEra Energy Management Partners, LP (NEE Management), XPLR OpCo and XPLR Infrastructure Operating Partners GP, LLC under certain limited circumstances; if certain agreements with NEE Management or NEER are terminated, XPLR may be unable to contract with a substitute service provider on similar terms; XPLR's arrangements with NEE limit NEE’s potential liability, and XPLR has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to XPLR than it otherwise would if acting solely for its own account; disruptions, uncertainty or volatility in the credit and capital markets, and in XPLR's operations, business and financing strategies, may exert downward pressure on the market price of XPLR’s common units; XPLR may not make any distributions in the future to its unitholders as a result of the execution of its business plan; XPLR's ability to execute its business plan depends on the ability of XPLR OpCo's subsidiaries to make cash distributions to XPLR OpCo; holders of XPLR’s units may be subject to voting restrictions; XPLR’s partnership agreement replaces the fiduciary duties that XPLR GP and XPLR’s directors and officers might have to holders of its common units with contractual standards governing their duties and the New York Stock Exchange does not require a publicly traded limited partnership like XPLR to comply with certain of its corporate governance requirements; XPLR’s partnership agreement restricts the remedies available to holders of XPLR's common units for actions taken by XPLR’s directors or XPLR GP that might otherwise constitute breaches of fiduciary duties; certain of XPLR’s actions require the consent of XPLR GP; holders of XPLR's common units currently cannot remove XPLR GP without NEE’s consent and provisions in XPLR's partnership agreement may discourage or delay an acquisition of XPLR that XPLR unitholders may consider favorable; NEE’s interest in XPLR GP and the control of XPLR GP may be transferred to a third party without unitholder consent; reimbursements and fees owed to XPLR GP and its affiliates for services provided to XPLR or on XPLR's behalf will reduce cash distributions from XPLR OpCo and there are no limits on the amount that XPLR OpCo may be required to pay; the liability of holders of XPLR's units, which represent limited partnership interests in XPLR, may not be limited if a court finds that unitholder action constitutes control of XPLR's business; unitholders may have liability to repay distributions that were wrongfully distributed to them; the issuance of common units, or other limited partnership interests, or securities convertible into, or settleable with, common units, and any subsequent conversion or settlement, will dilute common unitholders’ ownership in XPLR, will impact the relative voting strength of outstanding XPLR common units and issuance of such securities, or the possibility of issuance of such securities, as well as the resale, or possible resale following conversion or settlement, may result in a decline in the market price for XPLR's common units; XPLR's future tax liability may be greater than expected if XPLR does not generate net operating losses (NOLs) sufficient to offset taxable income, if the tax law changes, or if tax authorities challenge certain of XPLR's tax positions; XPLR's ability to use NOLs to offset future income may be limited; XPLR will not have complete control over XPLR's tax decisions; and distributions to unitholders may be taxable as dividends. XPLR discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2024 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and XPLR undertakes no obligation to update any forward-looking statements.

XPLR INFRASTRUCTURE, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended March 31,
	2025	2024
OPERATING REVENUES	$282	$257
OPERATING EXPENSES
Operations and maintenance	110	123
Depreciation and amortization	136	136
Goodwill impairment charge	253	—
Taxes other than income taxes and other – net	16	19
Total operating expenses – net	515	278
OPERATING LOSS	(233)	(21)
OTHER INCOME (DEDUCTIONS)
Interest expense	(159)	(13)
Equity in earnings of equity method investees	16	30
Equity in earnings of non-economic ownership interests	1	4
Other – net	2	22
Total other income (deductions) – net	(140)	43
INCOME (LOSS) BEFORE INCOME TAXES	(373)	22
INCOME TAX BENEFIT	(45)	(13)
NET INCOME (LOSS)	(328)	35
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	230	35
NET INCOME (LOSS) ATTRIBUTABLE TO XPLR	$(98)	$70

Earnings (loss) per common unit attributable to XPLR – basic	$(1.05)	$0.75
Earnings (loss) per common unit attributable to XPLR – assuming dilution(a)	$(1.05)	$0.75
Weighted-average number of common units outstanding – basic	93.7	93.5
Weighted-average number of common units outstanding – assuming dilution	93.7	93.5
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(a)    Adjusted for impact of diluted securities

XPLR INFRASTRUCTURE, LP
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Free Cash Flow Before Growth (FCFBG)
(millions)

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$(328)	$35
Add back:
Depreciation and amortization	136	136
Interest expense	159	13
Income taxes	(45)	(13)
Goodwill impairment charge	253	—
Tax credits - gross	251	264
Amortization of intangible assets/liabilities – PPAs – net	20	21
Noncontrolling interests in Silver State, Star Moon Holdings, Emerald Breeze and Sunlight Renewables Holdings	(15)	(6)
Equity in earnings of non-economic ownership interests	(1)	(4)
Depreciation and interest expense included within equity in earnings of equity method investees	9	13
Other	32	3
Adjusted EBITDA	$471	$462
Tax credits(a)	(174)	(187)
Cash interest paid	(71)	(55)
Payments to Class B noncontrolling investors	(21)	(18)
Payments to tax equity investors(b)	(8)	(7)
Capital maintenance and environmental expenditures	(2)	(2)
Other - net	(1)	2
Free cash flow before growth	$194	$195
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(a)    Includes the removal of the pre-tax allocation of production and investment tax credits to tax equity investors less proceeds from tax equity investors, the pre-tax adjustment for production and investment tax credits earned by XPLR Infrastructure and amortization of CITC.
(b)    In 2025, excludes $(20) million of tax equity buyouts.

XPLR INFRASTRUCTURE, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,530	$283
Accounts receivable	128	105
Other receivables	72	86
Due from related parties	127	148
Inventory	104	108
Other	118	130
Total current assets	2,079	860
Other assets:
Property, plant and equipment – net	14,783	14,555
Intangible assets – PPAs – net	1,775	1,817
Goodwill	—	253
Investments in equity method investees	1,754	1,784
Other	1,011	1,023
Total other assets	19,323	19,432
TOTAL ASSETS	$21,402	$20,292
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$63	$65
Due to related parties	415	159
Current portion of long-term debt	519	705
Accrued interest	35	46
Accrued property taxes	20	32
Other	73	80
Total current liabilities	1,125	1,087
Other liabilities and deferred credits:
Long-term debt	5,986	4,609
Asset retirement obligations	371	366
Due to related parties	45	43
Intangible liabilities – PPAs – net	1,099	1,121
Other	222	200
Total other liabilities and deferred credits	7,723	6,339
TOTAL LIABILITIES	8,848	7,426
COMMITMENTS AND CONTINGENCIES
EQUITY
Common units (94.0 and 93.5 units issued and outstanding, respectively)	3,123	3,221
Accumulated other comprehensive loss	(6)	(6)
Noncontrolling interests	9,437	9,651
TOTAL EQUITY	12,554	12,866
TOTAL LIABILITIES AND EQUITY	$21,402	$20,292

XPLR INFRASTRUCTURE, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(328)	$35
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	136	136
Intangible amortization – PPAs	20	21
Change in value of derivative contracts	86	(51)
Deferred income taxes	(41)	11
Equity in earnings of equity method investees, net of distributions received	30	14
Equity in earnings of non-economic ownership interests, net of distributions received	8	(4)
Goodwill impairment charge	253	—
Other – net	1	5
Changes in operating assets and liabilities:
Current assets	(27)	(45)
Noncurrent assets	1	(11)
Current liabilities	(63)	(33)
Noncurrent liabilities	14	—
Net cash provided by operating activities	90	78
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures and other investments	(89)	(64)
Payments from related parties under CSCS agreement – net	34	68
Reimbursements from related parties for capital expenditures	—	34
Other – net	6	4
Net cash provided by (used in) investing activities	(49)	42
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units – net	3	3
Issuances of long-term debt, including premiums and discounts	1,754	24
Retirements of long-term debt	(536)	(25)
Debt issuance costs	(19)	(2)
Partner contributions	5	29
Partner distributions	(21)	(188)
Payments to Class B noncontrolling interest investors	(21)	(18)
Proceeds from differential membership investors	81	75
Payments to differential membership investors	(28)	(11)
Other – net	(1)	—
Net cash provided by (used in) financing activities	1,217	(113)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	1,258	7
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – BEGINNING OF PERIOD	328	294
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – END OF PERIOD	$1,586	$301